SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2020

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par valuue $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01  Other Events

   On April 9, 2020, Banner Corporation (the “Company”) issued a press release announcing that, due to the ongoing public health impact of the coronavirus (COVID-19) pandemic, and to support the health and well-being of the Company’s shareholders, employees, directors and the community, the Company’s Board of Directors has voted to hold the annual meeting in a virtual meeting format. The annual shareholder meeting will still be held on Wednesday, April 29, 2020 at 10:00 a.m. Pacific Time. However, shareholders will only be able to attend online and will not be able to attend in person.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

   Further information regarding the changes to the Annual Meeting and information for shareholders who plan to attend the virtual meeting can be found in the proxy supplement and Notice of Change of Location of Annual Meeting of Shareholders attached as Exhibit 99.2 to this Current Report.
Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

    99.1             Press Release: Banner Corporation Announces Changes to Annual Meeting of Shareholders to be Held on Wednesday, April 29, 2020

99.2             Notice of Change of Location of Annual Meeting of Shareholders to be Held on April 29, 2020

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: April 9, 2020	By:/s/Craig Miller
Craig Miller
Executive Vice President and General Counsel